Exhibit 4.1

EXECUTION COPY

MANPOWER INC.

Zero Coupon Convertible Debentures due 2021
__________________________________________________________

INDENTURE

Dated as of August 17, 2001

__________________________________________________________

CITIBANK, N.A.

TRUSTEE

__________________________________________________________

TABLE OF CONTENTS
Page
PARTIES	1

ARTICLE I

Definitions And Incorporation By Reference

ARTICLE II

The Securities

ARTICLE III

Redemption And Purchases

ARTICLE IV

Covenants

ARTICLE V

Successor Corporation
SECTION 5.01.	When Company May Merge or Transfer Assets	39

ARTICLE VI

Defaults And Remedies

ARTICLE VII

Trustee

ARTICLE VIII

Discharge Of Indenture
SECTION 8.01.	Discharge of Liability on Securities	50
SECTION 8.02.	Repayment to the Company	50

ARTICLE IX

Amendments

ARTICLE X

Conversions

ARTICLE XI

Special Tax Event Conversion
SECTION 11.01.	Optional Conversion to Semi-annual Cash Pay Note Upon Tax Event	62

ARTICLE XII

Miscellaneous

ARTICLE XIII

Securityholders' Meetings

EXHIBIT A-Form of Security	A-1
EXHIBIT B-Transfer Certificate	B-1

CROSS-REFERENCE TABLE
TIA Section	Indenture Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.08; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	12.02
	(d)	7.06
314	(a)	4.02; 4.03; 12.02
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 12.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a)(last sentence)	2.08
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	6.04; 6.05
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.01

N.A. means Not Applicable

Note:       This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

       INDENTURE dated as of August 17, 2001 between MANPOWER INC., a Wisconsin corporation (the "Company"), and Citibank, N.A., a national banking association, as trustee (the "Trustee").

       Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Zero Coupon Convertible Debentures due 2021:

ARTICLE I

Definitions And Incorporation By Reference

       SECTION 1.01.    Definitions.

       "Accreted Conversion Price" means, as of any date, the Accreted Value of a Security divided by the number of shares of Common Stock issuable upon conversion of such Security on that day.

       "Accreted Value" means, as of any date, the sum of the Issue Price of the Security and the accrued and unpaid Original Issue Discount as of such date; provided, however, that following the Option Exercise Date, if any, Accreted Value shall mean the Restated Principal Amount plus accrued and unpaid cash interest, if any, to such date.

       "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

       "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or any beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

       "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

       "Board Resolution" means a duly adopted resolution of the Board of Directors.

       "Business Day" means a day that in the City of New York, is not a day on which banking institutions are authorized or required by law or regulation to close.

       "Capital Stock" for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

       "Certificated Securities" means securities that are in registered definitive form.

       "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

       "Common Stock" means the common stock, $0.01 par value per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such common stock shall be reclassified or changed.

       "Company Order" means a written request or order signed in the name of the Company by any two Officers.

       "Corporate Trust Office" means the corporate trust office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at 110 Wall Street, 14th Floor, New York, New York 10005, Attention: Citibank Agency & Trust, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee at which such trust shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

       "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

       "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date of this Indenture, consistently applied.

       "Global Security Legend" means the legend labeled as such in the form of Security set forth as Exhibit A hereto.

       "Global Security" means a Global Security that is in the form of the Security attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary.

       "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

       "Indebtedness" means, with respect to any person, without duplication, the principal or face amount of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles, and (vi) all Indebtedness of others guaranteed by such person or for which such person is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

       "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

       "Issue Date" of any Security means the date on which the Security was originally authenticated.

       "Issue Price" of any Security means the issue price set forth on the face of the Security.

       "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

       "NYSE" means The New York Stock Exchange.

       "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

       "Officers' Certificate" means a written certificate containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. At least one of the Officers signing each Officers' Certificate given pursuant to Section 4.03 shall be the principal executive officer, principal financial officer or principal accounting officer of the Company.

       "Opinion of Counsel" means a written opinion containing the information specified in Sections 12.04 and 12.05 from legal counsel. The counsel may be an employee of, or counsel to, the Company.

       "Original Issue Discount" of any Security means the difference between the Issue Price and the Principal Amount at Maturity of the Security. For purposes of determining the amount of accrued Original Issue Discount and the Accreted Value of a Security between each semi-annual anniversary of the Issue Date, Original Issue Discount shall be calculated on a daily basis (assuming a 360-day year composed of twelve 30-day months) from the immediately preceding semi-annual anniversary of the Issue Date.

       "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

       "Principal Amount at Maturity" of any Security means the principal amount at maturity set forth on the face of the Security; provided, however, that following the Option Exercise Date, if any, Principal Amount at Maturity shall mean the Restated Principal Amount.

       "Redemption Date" or "redemption date" shall mean the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

       "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

       "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth as Exhibit A hereto.

       "Restricted Security Legend" means the legend labeled as such in the form of Security set forth as Exhibit A hereto.

       "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

       "SEC" means the Securities and Exchange Commission.

       "Securities" means any of the Company's Zero Coupon Convertible Debentures due August 17, 2021, as amended or supplemented from time to time, issued under this Indenture.

       "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

       "Significant Subsidiary" has the meaning provided under Regulation S-X under the Securities Act, as in effect on the date of this Indenture.

       "S&P" means Standard & Poor's Rating Service or any successor to the rating agency business thereof.

       "Stated Maturity", when used with respect to any Security, means August 17, 2021.

       "Subsidiary" of any person means (i) a corporation a majority of the Voting Stock of which is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner.

       "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

       "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after August 17, 2001, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws, rules or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after August 17, 2001, there is more than an insubstantial risk that interest, including Original Issue Discount, payable on the Securities either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States Federal income tax purposes.

       "trading day" means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock are not listed on the NYSE, on the principal other national or regional securities exchange on which the Common Stock then are listed or, if the Common Stock are not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock are not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock are then traded.

       "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

       "Voting Stock" of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

       SECTION 1.02.    Other Definitions.

Term Section:	Defined in:
"Accreted Value Conversion"	Exhibit A
"Act"	1.05
"Agent Members"	2.12(e)(v)
"Average Sale Price"	10.01
"beneficial owner"	3.08(a)
"Calculation Agent"	2.03
"cash"	3.07(b)
"Change in Control"	3.08(a)
"Change in Control Notice"	3.08(b)
"Change in Control Notice Date"	3.08(b)
"Change in Control Purchase Date"	Exhibit A
"Change in Control Purchase Notice"	3.08(c)
"Change in Control Purchase Price"	Exhibit A
"Company Notice"	3.07(e)
"Company Notice Date"	3.07(d)
"Conversion Agent"	2.03
"Conversion Date"	10.02
"Conversion Period"	Exhibit A
"Conversion Rate"	10.01
"Defaulted Interest	4.01
"Depositary"	2.01(a)
"DTC"	2.01(a)
"Event of Default"	6.01
"Exchange Act"	3.07(d)
"Ex-Dividend Time"	10.01
"Expiration Time"	10.09
"Extraordinary Cash Dividend"	10.08
"Interest Payment Date"	11.01(a)
"Legal Holiday"	11.08
"Market Price"	3.07(d)
"Notice of Default"	6.01
"Option Exercise Date"	11.01(a)
"Parity Value"	Exhibit A
"Paying Agent"	2.03
"Purchase Date"	Exhibit A
"Purchased Shares"	10.09
"Purchase Notice"	3.07(a)
"Purchase Price"	Exhibit A
"QIB"	2.01(a)
"Redemption Price"	Exhibit A
"Registrar"	2.03
"Regular Record Date"	11.01(a)
"Restated Principal Amount"	11.01(a)
"Rule 144A Information"	4.06
"Sale Price"	3.07(d)
"Securities Act"	3.07(d)
"Securities Record Date	4.01
"Special Record Date"	4.01(b)
"Spin-off"	10.08
"Tax Event Date"	11.01(a)
"Time of Determination"	10.01
"Trading Price"	Exhibit A

       SECTION 1.03.    Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

       "Commission" means the SEC.

       "indenture securities" means the Securities.

       "indenture security holder" means a Securityholder.

       "indenture to be qualified" means this Indenture.

       "indenture trustee" or "institutional trustee" means the Trustee.

       "obligor" on the indenture securities means the Company.

       All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

       SECTION 1.04.    Rules of Construction. Unless the context otherwise requires:

(i)  a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with GAAP;

(iii) "or" is not exclusive;

(iv) "including" means including, without limitation;

(v)  words in the singular include the plural, and words in the plural include the singular;

(vi) all references to $, dollars, cash payments or money refer to United States currency; and

(vii) all references to "interest" on any Security in this Indenture shall mean accretion to the principal amount of such Security unless such reference is to "cash interest."

       SECTION 1.05.    Acts of Holders.  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

       (b)  The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

       (c)  The ownership of Securities shall be proved by the register for the Securities.

       (d)  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Security.

       (e)  If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE II

The Securities

       SECTION 2.01.    Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

       (a)  Global Securities. Securities offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued, initially in the form of a Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

       (b)  Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount at Maturity of outstanding Securities from time to time endorsed thereon and that the aggregate Principal Amount at Maturity of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases and conversions.

       Any adjustment of the aggregate Principal Amount at Maturity of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

       (c)  Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

       The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c) and as directed by a Company Order, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear the Global Security Legend and, if applicable, the Restricted Security Legend.

       (d)  If the Option Exercise Date occurs, the Trustee, on receipt of a Company Order, shall make such notations on the Securities or authenticate replacement Securities to reflect the conversion of the Securities from zero coupon Securities to cash pay Securities

       SECTION 2.02.    Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

       Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

       No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

       The Trustee shall authenticate and deliver the Securities for original issue in an initial aggregate Principal Amount at Maturity (subject to adjustment) of up to $435,367,000 upon one or more Company Orders without any further action by the Company. The aggregate Principal Amount at Maturity of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.

       The Securities shall originally be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount at Maturity and any integral multiple thereof.

       SECTION 2.03.    Registrar, Paying Agent, Conversion Agent and Calculation Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer, exchange and conversion. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

       If a holder of Securities provides the Company with reasonable evidence that the Trading Price (as defined in paragraph 8 of the Securities) of the Securities may be less than 95% of the Parity Value (as defined in paragraph 8 of the Securities) of the Securities, the Company shall promptly appoint a calculation agent (the "Calculation Agent") to calculate the Trading Price of the Securities in accordance with this Section 2.03 and paragraph 8 of the Securities. The Company shall cause the Calculation Agent to determine the Trading Price of the Securities on each trading day during the period beginning on the trading day immediately succeeding the date on which a holder of Securities provides the Company with reasonable evidence that the trading price of the Securities may be less than 95% of the Parity Value of the Securities and the day on which the Trading Price of the Securities equals or exceeds 95% of the Parity Value of the Securities.

       The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent, Calculation Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or Calculation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent, Calculation Agent or co-registrar.

       The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

       SECTION 2.04.    Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock or, as permitted by this Indenture, a combination thereof, sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company or a Subsidiary or an Affiliate of any of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or the Common Stock.

       SECTION 2.05.    Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on February 1 and August 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

       SECTION 2.06.    Transfer and Exchange.  (a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

       At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

       The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

       (b)  Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

       (c)  Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

       (d)  Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

       (e)  No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

       (f)  If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the Restricted Security Legend set forth on the form of Security attached hereto as Exhibit A setting forth such restrictions, or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Restricted Security Legend, or the Restricted Security Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Restricted Security Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Security that does not bear the Restricted Security Legend. If the Restricted Security Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Restricted Security Legend shall be reinstated.

       SECTION 2.07.    Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon a Company Order, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

       In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, in cash, Common Stock or a combination thereof as permitted in this Indenture, as the case may be.

       Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

       Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

       The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

       SECTION 2.08.    Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles VI and IX).

       If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

       If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Change in Control Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Change in Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Original Issue Discount, if any, on such Securities shall cease to accrue and such Securities shall cease to be convertible; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

       If a Security is converted in accordance with Article X, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and Original Issue Discount and cash interest, if any, shall cease to accrue on such Security.

       SECTION 2.09.    Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

       If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

       SECTION 2.10.    Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article III, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article X. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

       SECTION 2.11.    Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price or Change in Control Purchase Price in respect thereof, and cash interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

       SECTION 2.12.    Special Transfer Provisions.  (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i), (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(ii) below, and (C) transfers of a Certificated Security shall comply with Section 2.06 and Sections 2.12(a)(iii) and (iv) below.

(i)  Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

(ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except as set forth in Section 2.12(e) and upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

(A) so long as the Securities are Restricted Securities, certification in the form set forth in Exhibit B-1;

(B) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate Principal Amount at Maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

(C) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount at Maturity of the Securities represented by the Global Security to be decreased by the aggregate Principal Amount at Maturity of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount at Maturity of the Certificated Security so issued.

(iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

(A) to register the transfer of such Certificated Securities; or

(B) to exchange such Certificated Securities for an equal Principal Amount at Maturity of Certificated Securities of other authorized denominations,

       the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (a), (b) or (c) below, and are accompanied by the following additional information and documents, as applicable:

(a) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(b) if such Certificated Securities are being transferred to the Company, a certification to that effect; or

(c) if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit B-1, if applicable) and (ii) if the Company so requests, an opinion of counsel in form and substance reasonably satisfactory to it or other evidence in form and substance reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.

(iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

       Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(A) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B-1, that such Certificated Security is being transferred to a QIB in accordance with Rule 144A; and

(B) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate Principal Amount at Maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount at Maturity of Securities represented by the Global Security to be increased by the aggregate Principal Amount at Maturity of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount at Maturity of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate Principal Amount at Maturity.

       (b)  Subject to the succeeding paragraph (c), every Security shall be subject to the restrictions on transfer provided in the Restricted Security Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B-1, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

       (c)  The restrictions imposed by the Restricted Security Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel reasonably acceptable in form and substance to the Company, addressed to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate Principal Amount at Maturity, which shall not bear the Restricted Security Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

       (d)  As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, loan, hypothecation, or other disposition of any Security.

       (e)  The provisions of this clause (e) below shall apply only to Global Securities:

(i)  Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days after the Company becomes aware of such event or (B) an Event of Default has occurred and is continuing with respect to the Securities and the Registrar has received a request from the Depositary to issue Certificated Securities. Any Global Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security.

(ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount at Maturity equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount at Maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

(iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(v)  Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

       SECTION 2.13    CUSIP Numbers. The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

       SECTION 2.14.    Original Issue Discount. The Company shall file with the Trustee no later than the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE III

Redemption And Purchases

       SECTION 3.01.    Company's Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Securities for cash in accordance with the provisions of Paragraph 5 of the Securities. If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Maturity of Securities to be redeemed and the Redemption Price.

       The Company shall give the notice to the Trustee provided for in this Section 3.01 by a Company Order, at least 30 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

       SECTION 3.02.    Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount at Maturity of Securities that have denominations larger than $1,000.

       Securities and portions of Securities that the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

       If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

       SECTION 3.03.    Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company or the Trustee shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

       The notice shall identify the Securities to be redeemed and shall state:

(i)  the Redemption Date;

(ii) the Redemption Price;

(iii) the then existing Conversion Rate;

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v)  that Securities called for redemption may be converted at any time before the close of business on the date that is one Business Day prior to the Redemption Date;

(vi) that Holders who want to convert their Securities must satisfy the requirements set forth in Paragraph 8 of the Securities;

(vii) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(viii) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

(ix)  that, unless the Company defaults in making payment of such Redemption Price, Original Issue Discount, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date; and

(x)  the CUSIP number(s) of the Securities.

       At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03.

       SECTION 3.04.    Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

       SECTION 3.05.    Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article X. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

       SECTION 3.06.    Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount at Maturity to the unredeemed portion of the Security surrendered.

       SECTION 3.07.    Purchase of Securities by the Company at Option of the Holder. (a)  General. Securities shall be purchased by the Company pursuant to Paragraph 7 of the Securities at the option of the Holder on the Purchase Dates and at the Purchase Prices set forth in clause (a) of such paragraph 7. Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

(i)  delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") during the period beginning at any time from the opening of business on the date that is 30 Business Days prior to the relevant Purchase Date until the close of business on the last day prior to such Purchase Date stating:

(A) the certificate number of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued,

(B) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be in Principal Amounts at Maturity of $1,000 or an integral multiple thereof,

(C) that such Security shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in Paragraph 7 of the Securities and in this Indenture, and

(D) in the event the Company elects, pursuant to Section 3.07(b), to pay the Purchase Price, in whole or in part, in Common Stock but such portion of the Purchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock is not satisfied prior to the close of business on the last day prior to the relevant Purchase Date, as set forth in Section 3.07(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers, if any, of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

(ii) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.07 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

       If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.09, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.07(a)(i), such Holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

       The Company shall purchase from the Holder thereof, pursuant to this Section 3.07, a portion of a Security, if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

       Any purchase by the Company contemplated pursuant to the provisions of this Section 3.07 shall be consummated by the delivery to the Paying Agent of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

       Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.07(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the last day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09.

       The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

       (b)  Company's Right to Elect Manner of Payment of Purchase Price for Payment. The Securities to be purchased on any Purchase Date pursuant to Section 3.07(a) may be paid for, in whole or in part, at the election of the Company, in U.S. legal tender ("cash") or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 3.07(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 3.07(e), whether the Company will purchase the Securities for cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash and in Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 3.07 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 3.07(d) with regard to the payment of cash in lieu of fractional Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 3.07(b) or pursuant to Section 3.07(d) in the event of a failure to satisfy, prior to the close of business on the last day prior to the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

       At least three Business Days before each Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

(i)  the manner of payment selected by the Company,

(ii) the information required by Section 3.07(e) in the Company Notice,

(iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.07(d) have been or will be complied with and

(iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.07(e).

       (c)    Purchase with Cash. At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.07(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Securities.

       (d)    Payment by Issuance of Common Stock. At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.07(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of Common Stock equal to the quotient obtained by dividing (i) the portion of the Purchase Price to be paid in Common Stock by (ii) the Market Price of one share of Common Stock as determined by the Company in the Company Notice, subject to the next succeeding paragraph.

       The Company will not issue fractional Common Stock in payment of the Purchase Price. Instead, the Company will pay cash based on the current Market Price for all fractional shares. The current market value of a fractional share shall be determined to the nearest 1/1,000th of a share, by multiplying the Market Price of a full share by the fractional amount and rounding to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

       If the Company elects to purchase the Securities in whole or in part by the issuance of Common Stock, the Company Notice, as provided in Section 3.07(e), shall be sent to the Holders (and to beneficial owners as and to the extent required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date").

       The Company's right to exercise its election to purchase Securities through the issuance of Common Stock shall be conditioned upon:

(i)  the Company's having given a timely Company Notice of an election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

(ii) the registration of such Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case, if required;

(iii) the listing of such Common Stock on the principal national securities exchange (currently the NYSE) on which the Common Stock are listed;

(iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

(v)  the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the Common Stock to be issued by the Company in payment of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable, except as set forth in Wis. Stat. §180.0622(2)(b), and, to such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions in clauses (i) through (iv) above have been satisfied.

       Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities and the Sale Price of the Common Stock on each trading day during the period beginning on the first trading day of the period during which the Market Price is calculated and ending on the third day prior to the applicable Purchase Date. The Company may pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation in the United States or is otherwise publicly available. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the last day prior to the Purchase Date, and the Company has elected to purchase the Securities pursuant to this Section 3.07 through the issuance of Common Stock, the Company shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

       The "Market Price," with respect to any Purchase Date or Change in Control Purchase Date, means the average of the Sale Prices of the Common Stock for the five trading day period ending on the third Business Day prior to such Purchase Date or Change in Control Purchase Date (if the third Business Day prior to such Purchase Date or Change in Control Purchase Date is a trading day, or if not, then on the last trading day prior to the third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the trading days during the five trading day period and ending on such Purchase Date or Change in Control Purchase Date, of any event described in Sections 10.06, 10.07 or 10.08; subject, however, to the conditions set forth in Sections 10.10 and 10.11.

       The "Sale Price" of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported on the NYSE or, if the Common Stock is not listed on the NYSE, then on the principal other national or regional securities exchange on which the Common Stock then is listed, or if the Common Stock is not listed on a U.S. national or regional exchange, as reported on the National Association of Securities Dealers Automated Quotation System, or if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, as reported on the principal other market on which the Common Stock is then traded. In the absence of such quotations, the Company shall be entitled to determine the sales price on the basis of such quotations as it considers appropriate.

       Upon determination of the actual number of shares of Common Stock to be issued upon redemption of Securities, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Company's website or through such other public medium as the Company may use at that time.

       (e)    Notice of Election. In connection with any election by the Company to pay the Purchase Price for the Securities in whole or in part by the issuance of Common Stock pursuant to Paragraph 7 of the Securities, the Company shall give notice to Holders setting forth information specified in this Section 3.07(e) (the "Company Notice"). Simultaneously with the giving of the Company Notice, the Company shall disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information included in the Company Notice or publish such information on the Company's website or through such other public medium as the Company may use at such time for public dissemination of information regarding the Company.

       The Company Notice shall:

(i)  state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

(ii) set forth the method of calculating the Market Price of the Common Stock; and

(iii) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders of the Securities will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

       In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

(i)  the Purchase Price and the then Conversion Rate;

(ii) the name and address of the Paying Agent and the Conversion Agent;

(iii) that Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article X hereof and Paragraph 8 of the Securities if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(iv) that Securities must be surrendered to the Paying Agent to collect payment;

(v)  that the Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);

(vi) the procedures the Holder must follow to exercise its put rights under this Section 3.07 and a brief description of those rights;

(vii) briefly, the conversion rights of the Securities;

(viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.07(a)(i)(D) or Section 3.09);

(ix) that, unless the Company defaults in making payment on Securities for which a Purchase Notice has been submitted, Original Issue Discount and cash interest, if any, on such Securities will cease to accrue on the Purchase Date; and

(x)  the CUSIP number of the Securities.

       At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

       (f)  Covenants of the Company. All shares of Common Stock delivered upon purchase of the Securities pursuant to Section 3.07 or Section 3.08 shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, except as set forth in Wis. Stat. §180.0622(2)(b), and shall be free from preemptive rights and free of any lien or adverse claim.

       (g)  Procedure upon Purchase. The Company shall deposit cash (in respect of cash purchases under this Section 3.07 or for fractional interests, as applicable) or Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this Section 3.07. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for, or book-entry interest in, the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate (or global certificate, if the Common Stock is registered in book-entry form) for the Common Stock is registered shall be treated as a holder of record of the Common Stock on the Business Day following the Purchase Date. No payment or adjustment will be made for dividends on the Common Stock on the record date for which occurred on or prior to the Purchase Date.

       (h)  Taxes. If a Holder of a purchased Security is paid in shares of Common Stock pursuant to this Section 3.07, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates or book-entry interests representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

       SECTION 3.08.    Purchase of Securities at Option of the Holder upon a Change in Control.  (a) If a Change in Control occurs, the Securities not previously purchased by the Company shall be purchased by the Company pursuant to Paragraph 7 of the Securities, at the option of the Holder thereof, on the Change in Control Purchase Date at the Change in Control Purchase Price.

       A "Change in Control" shall be deemed to have occurred at such time after the Securities are originally issued as either of the following events shall occur:

(i)  any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company's Capital Stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company's Capital Stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans and other than any transaction contemplated by clause (a)(ii)(B) of this Section 3.08; or

(ii) the Company merges or consolidates with or into any other person (other than a Subsidiary), any merger of another person (other than a Subsidiary) into the Company, any share exchange involving the Company occurs or the Company conveys, sells, transfers or leases all or substantially all of its assets to another person (other than a Subsidiary), other than any transaction: (A) that does not result in any reclassification, conversion, exchange or cancellation of the Company's outstanding Common Stock (other than the cancellation of any of the Company's outstanding Common Stock held by the person with whom the Company mergers or consolidates), (B) pursuant to which the holders of the Company's Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or (C) which is effected solely to change the Company's jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding Common Stock solely into shares of common stock of the surviving entity.

       Notwithstanding the foregoing provisions of this Section 3.08, a Change in Control shall not be deemed to have occurred if (A) the closing price per share of Common Stock on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other national or regional securities exchange on which the Common Stock is then listed, or if the Common Stock is not listed on a U.S. national or regional exchange, as reported on the National Association of Securities Dealers Automated Quotation System, of if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, as reported on the principal other market on which the Common Stock are then traded, for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of Capital Stock, or the period of 10 consecutive trading days ending immediately before the Change in Control, in the case of Change in Control relating to a merger, consolidation, share exchange or asset sale, equals or exceeds 105% of the conversion price of the Securities in effect on each of those trading days or (B) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger, consolidation or share exchange otherwise constituting a Change in Control under clause (i) and/or clause (ii) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the merger, consolidation or share exchange) and as a result of the merger, consolidation or share exchange the Securities become convertible solely into such common stock. For purposes of this Section 3.08, (y) whether a person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act and (z) "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

       At the option of the Company, the Change in Control Purchase Price of Securities in respect of which a Change in Control Purchase Notice pursuant to Section 3.08(b) has been given may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all of the Change in Control Purchase Price of such Securities in cash, (ii) the product of (A) the Market Price of the Common Stock, subject to the next succeeding paragraph and (B) 0.95.

       The Company will not issue fractional Common Stock in payment of the Change in Control Purchase Price. Instead the Company will pay cash based on the current Market Price for all fractional shares. The current market value of a fractional share shall be determined to the nearest 1/1,000th of a share, by multiplying the Market Price of a full share by the fractional amount and rounding to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

       In the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration to be paid once the Company has given its Change in Control Notice to Securityholders except pursuant to this Section 3.08(a) or pursuant to Section 3.08(b) in the event of a failure to satisfy, prior to the close of business on the Change in Control Purchase Date, any condition to the payment of the Change in Control Purchase Price in Common Stock.

       At least three Business Days before the Change in Control Notice Date (as defined below), the Company shall deliver an Officers' Certificate to the Trustee specifying:

(i)  the manner of payment selected by the Company;

(ii) the information required by Section 3.08(b);

(iii) if the Company elects to pay the Change in Control Purchase Price in Common Stock, that the conditions to such manner of payment set forth in Section 3.08(a) have been or will be complied with; and

(iv) whether the Company desires the Trustee to give the Change in Control Notice required by Section 3.08(b).

       The Company's right to exercise its election to purchase Securities through the issuance of Common Stock shall be conditioned upon:

(i)  the Company's giving of timely Change in Control Notice to purchase all of the Securities with shares of Common Stock as provided herein;

(ii) the registration of such shares of Common Stock under the Securities Act or the Exchange Act, in each case, if required;

(iii) such shares of Common Stock shall have been listed on the principal national or regional securities exchange (currently the NYSE) on which the Common Stock is then listed, or if the Common Stock is not listed on a national or regional exchange, then on the National Association of Securities Dealers Automated Quotation System, of if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, then on the principal other market on which the Common Stock is then traded;

(iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

(v)  the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the shares of Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Change in Control Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Change in Control Purchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable, except as set forth in Wis. Stat. §180.0622(2)(b), and, to such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions above have been satisfied.

       Such Officers' Certificate shall also set forth (i) the number of shares of Common Stock of to be issued for each $1,000 Principal Amount at Maturity of Securities, (ii) the Sale Price of a share of Common Stock on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending on the third Business Day prior to the Change in Control Purchase Date and (iii) the Market Price of the Common Stock. The Company may pay the Change in Control Purchase Price in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation in the United States. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Change in Control Purchase Date and the Company has elected to purchase the Securities pursuant to this Section 3.08 through the issuance of Common Stock, the Company shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

       Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities (not later than the third Business Day prior to the Change in Control Purchase Date), the Company shall publish such determination through Dow Jones & Company, Inc., Bloomberg Business News on the Company's website or through such other public medium as the Company may use at such time for public dissemination of information regarding the Company.

       (b)  No later than 15 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control (the "Change in Control Notice," the date of such mailing, the "Change in Control Notice Date") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder and shall state:

(i)  briefly, the nature of the Change in Control and the date of such Change in Control;

(ii) the date by which the Change in Control Purchase Notice pursuant to this Section 3.08 must be given;

(iii) the Change in Control Purchase Date;

(iv) the Change in Control Purchase Price;

(v) the name and address of the Paying Agent and the Conversion Agent;

(vi) the then existing Conversion Rate and any adjustments thereto;

(vii) that the Securities as to which a Change in Control Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article X hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(viii) that the Securities must be surrendered to the Paying Agent to collect payment;

(ix) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in (viii);

(x) briefly, the procedures the Holder must follow to exercise rights under this Section 3.08;

(xi) briefly, the conversion rights, if any, of the Securities;

(xii) the procedures for withdrawing a Change in Control Purchase Notice;

(xiii) that, unless the Company defaults in making payment of such Change in Control Purchase Price, Original Issue Discount, if any, on Securities surrendered for purchase by the Company will cease to accrue on and after the Change in Control Purchase Date; and

(xiv) the CUSIP number(s) of the Securities.

       In the event the Company has elected to pay the Change in Control Purchase Price in whole or in part with Common Stock, the Change in Control Notice shall:

(i)  state that the Company will pay the Change in Control Purchase Price with Common Stock of Common Stock;

(ii) set forth the method of calculating the number of shares of Common Stock to be paid;

(iii) state that because the Market Price of the Common Stock will be determined prior to the Change in Control Purchase Date, Holders will bear the market risk with respect to the value of the shares of Common Stock to be received from the date such Market Price is determined to the Change in Control Purchase Date.

       (c)  A Holder may exercise its rights specified in Section 3.08(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time on or prior to the Business Day immediately preceding the Change in Control Purchase Date, stating:

(i)  the certificate number of the Security which the Holder will deliver to be purchased;

(ii) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

(iii) that such Security shall be purchased pursuant to the terms and conditions specified in Paragraph 7 of the Securities; and

(iv) in the event the Company elects, pursuant to Section 3.08(b), to pay the Change in Control Purchase Price in Common Stock but the Change in Control Purchase Price shall ultimately be payable to such Holder in cash because any of the conditions to payment of the Change in Control Purchase Price in Common Stock are not satisfied prior to the close of business on the Change in Control Purchase Date, whether such Holder elects (i) to withdraw such Change in Control Purchase Notice as to some or all of the Securities to which such Change in Control Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers, if any, of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Change in Control Purchase Price for all Securities (or portions thereof) to which such Change in Control Purchase Notice relates.

       If a Holder, in such Holder's Change in Control Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.09, fails to indicate such Holder's choice with respect to the election set forth in clause (iv) above, such Holder shall be deemed to have elected to receive cash in respect of the Change in Control Purchase Price for all Securities subject to such Change in Control Purchase Notice in the circumstances set forth in such clause (iv).

       The delivery of such Security to the Paying Agent with the Change in Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all material respects to the description thereof set forth in the related Change in Control Purchase Notice.

       The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

       Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder on the Change of Control Purchase Date.

       (d)  Covenants of the Company. All Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, except as set forth in Wis. Stat. §180.0622(2)(b), and shall be free from preemptive rights and free of any lien or adverse claim.

       (e)  Procedure upon Purchase. The Company shall deposit cash (in respect of a cash purchases under Section 3.08 or for fractional Common Stock, as applicable) or Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Change in Control Purchase Price of all Securities to be purchased pursuant to this Section 3.08. As soon as practicable after the Change in Control Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for, or book-entry interest in, the number of full shares of Common Stock issuable in payment of the Change in Control Purchase Price and cash in lieu of any fractional shares. The person in whose name the certificate for (or global certificate, if the Common Stock is registered in book-entry form) the Common Stock is registered shall be treated as a holder of record of the Common Stock on the Business Day following the Change in Control Purchase Date. No payment or adjustment will be made for dividends on the Common Stock on the record date for which occurred on or prior to the Change in Control Purchase Date.

       (f)  Taxes. If a Holder of a purchased Security is paid in Common Stock pursuant to this Section 3.08, the Company shall pay all, stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

       SECTION 3.09.    Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.07(a) or Section 3.08(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.07(d) or Section 3.08(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.07(d) or Section 3.08(c), as applicable. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article X hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice unless such Purchase Notice or Change in Control Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

       A Purchase Notice or Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the last Business Day preceding the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

(i)  the certificate number of the Security in respect of which such notice of withdrawal is being submitted or the appropriate Depositary procedures if Certificated Securities have been issued,

(ii)  the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

       A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.07(a)(i)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.08(c)(iv) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

       SECTION 3.10.    Deposit of Purchase Price or Change in Control Purchase Price. Prior to 10:00 a.m. New York City time on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.05) an amount of cash (in immediately available funds if deposited on such Business Day) and/or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

       SECTION 3.11.    Securities Purchased in Part. Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Security so surrendered which is not purchased.

       SECTION 3.12.    Covenant to Comply With Securities Laws Upon Purchase of Securities. When complying with the provisions of Section 3.07 or 3.08 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with any applicable Federal and state securities laws so as to permit the rights and obligations under Sections 3.07 and 3.08 to be exercised in the time and in the manner specified in Sections 3.07 and 3.08.

       SECTION 3.13.    Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or Common Stock that remain unclaimed for two years as provided in Paragraph 11 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 3.10 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)).

ARTICLE IV

Covenants

       SECTION 4.01.    Payment of Securities. (a)  The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash or Common Stock to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m. New York City time by the Company on the required date. The Company may at its option make payments in respect of the Securities by dollar check mailed to the Holder at that person's address as it appears in the security register, or, upon written application by the Holder to the Registrar not later than the relevant record date (or if there shall be no record date in respect of such payment, at least three Business Days prior to the scheduled date of such payment), by wire transfer of same-day funds to a dollar account maintained by the holder with a bank in New York City; provided, however, that wire transfers to dollar accounts will be made only if (i) such Holder shall have furnished to the Registrar and the Paying Agent all required wire payment instructions no later than the record date (or if there shall be no record date in respect of such payment, at least three Business Days prior to the scheduled date of such payment) and (ii) such Holder holds an aggregate Principal Amount at Maturity of Securities in excess of $2,000,000. The Company shall make any required cash interest payments to the person in whose name each Security is registered at the close of business on the record date for such cash interest payment. Principal amount, Accreted Value, Redemption Price, Purchase Price, Change in Control Purchase Price and cash interest, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Change in Control Purchase Price, on the Business Day following the applicable Purchase Date or Change in Control Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due. If a payment date is other than a Business Day, payment may be made on the next succeeding day that is a Business Day and no interest shall accrue on the amount of such payment during the intervening period.

       (b)  Except as otherwise specified with respect to the Securities, following the Option Exercise Date, any interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)  The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a date (the "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Holders maintained pursuant to this Indenture not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

       Subject to the foregoing provisions, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to Original Issue Discount and, if applicable, cash interest accrued and unpaid, and to accrue, which were carried by such other Security.

       SECTION 4.02.    SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with annual and quarterly reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such annual and quarterly reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

       SECTION 4.03.    Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2001) an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

       SECTION 4.04.    Further Instruments and Acts. Upon request of the Trustee or otherwise, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

       SECTION 4.05.    Maintenance of Office or Agency. The Company will maintain in the United States, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee at its Corporate Trust Office shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

       The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States, for such purposes.

       SECTION 4.06.    Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of Common Stock issued upon conversion thereof, or in accordance with Section 3.08(c), the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

ARTICLE V

Successor Corporation

       SECTION 5.01.    When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person (other than a Subsidiary), effect a share exchange or convey, transfer, sell or lease its properties and assets substantially as an entirety to any person (other than a Subsidiary) or permit any person (other than a Subsidiary) to consolidate with or merge into the Company, unless:

(i)  either (1) the Company shall be the surviving person or (2) the person (if other than the Company) formed by such consolidation or share exchange or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(ii) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii) the Company shall have delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been satisfied.

       The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 10.15, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

ARTICLE VI

Defaults And Remedies

       SECTION 6.01.    Events of Default. An "Event of Default" occurs if:

(i)  the Company fails to issue a Change in Control Notice following a Change in Control or defaults in the payment of the Principal Amount at Maturity, Restated Principal Amount, Purchase Price, Redemption Price or Change in Control Purchase Price when the same becomes due and payable;

(ii) the Company defaults in the payment of any cash interest when due and payable, and continuance of such default for a period of 30 days;

(iii) the Company fails to comply with any of its agreements or covenants in the Securities or this Indenture (other than those referred to in clause (i) or (ii) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

(iv) there shall have occurred either a default by the Company or any Subsidiary under any instrument or instruments under which there is or may be secured or evidenced any Indebtedness of the Company (other than the Securities) or any Subsidiary having an outstanding principal amount of $25,000,000 (or its foreign currency equivalent) or more, individually or in the aggregate, (a) resulting from the failure to pay any principal at final stated maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its final stated maturity if such Indebtedness is not discharged, or such acceleration is not remedied, cured or waived within 30 days after receipt by the Company of a Notice of Default;

(v)  a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or any Significant Subsidiary or for any substantial part of their respective property or ordering the winding up or liquidation of their respective affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(vi) the Company or any Significant Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or any Significant Subsidiary or for any substantial part of their respective property or make any general assignment for the benefit of creditors.

       A Default under clause (iii) or (iv) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (iii) or (iv), as applicable, above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

       The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would mature into an Event of Default under clauses (iii) or (iv) above, its status and what action the Company is taking or proposes to take with respect thereto.

       SECTION 6.02.    Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(v) or (vi) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Accreted Value plus accrued and unpaid cash interest, if any, on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 6.01(v) or (vi) occurs and is continuing, the Accreted Value (or following the Option Exercise Date, the Restated Principal Amount plus accrued and unpaid cash interest, if any, on all the Securities) shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Security holders. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Security holder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Accreted Value (or following the Option Exercise Date, the Restated Principal Amount plus accrued and unpaid cash interest, if any) that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

       SECTION 6.03.    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Accreted Value (or, following the Option Exercise Date, the Restated Principal Amount plus accrued and unpaid cash interest, if any, on the Securities) or to enforce the performance of any provision of the Securities or this Indenture.

       The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Security holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

       SECTION 6.04.    Waiver of Past Defaults. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(i) or (ii), (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected or (3) a Default which constitutes a failure to convert any Security in accordance with the terms of Article X. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

       SECTION 6.05.    Control by Majority. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

       SECTION 6.06.    Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(i)  the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(ii) the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

(v)  the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

       A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

       SECTION 6.07.    Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Accreted Value, Restated Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price or cash interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article X, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

       SECTION 6.08.    Collection Suit by Trustee. If an Event of Default described in Section 6.01(i) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then owing with respect to the Securities and the amounts provided for in Section 7.07.

       SECTION 6.09.    Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Accreted Value, Restated Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price or cash interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

       (x) to file and prove a claim for the whole amount of the Accreted Value, Restated Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price, or cash interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

       (y) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

       Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

       SECTION 6.10.    Priorities. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

       FIRST: to the Trustee for amounts due under Section 7.07;

       SECOND: to Securityholders for amounts due and unpaid on the Securities for the Accreted Value, Restated Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price or cash interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

       THIRD: the balance, if any, to the Company.

       The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

       SECTION 6.11.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount at Maturity of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

       SECTION 6.12.    Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Accreted Value, Restated Principal Amount, Redemption Price, Purchase Price or Change in Control Purchase Price in respect of Securities, or cash interest, if any, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee

       SECTION 7.01.    Duties of Trustee.  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

       (b)  Except during the continuance of an Event of Default:

(i)  the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(ii)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

       (c)  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)  this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

       Subparagraphs (c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

       (d)  Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

       (e)  The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

       (f)  Money or Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

       SECTION 7.02.    Rights of Trustee. Subject to its duties and responsibilities under the TIA,

       (a)  the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

       (b)  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

       (c)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

       (d)  The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

       (e)  The Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

       (f)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

       (g)  any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

       (h)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

       (i)  the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

       (j)  the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder; and

       (k)  the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

       SECTION 7.03.    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent, Reset Rate Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

       SECTION 7.04.    Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

       SECTION 7.05.    Notice of Defaults. If a Default occurs and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 6.01(i) or (ii), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

       SECTION 7.06    Reports by Trustee to Holders. Within 60 days after each August 15 beginning with the August 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such August 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

       A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

       SECTION 7.07.    Compensation and Indemnity. The Company agrees:

(i)  to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(iii) to indemnify the Trustee or any predecessor, Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorney's fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

       The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(v) or (vi), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy law.

       SECTION 7.08.    Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee at any time prior to a Default by so notifying the Trustee and shall remove the Trustee if:

(i)  the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

       If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

       A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

       If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

       If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

       SECTION 7.09.    Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

       SECTION 7.10.    Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). No obligor upon the Securities or person directly or indirectly controlling, controlled by or under common control with such obligor shall serve as Trustee. The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

       SECTION 7.11.    Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE VIII

Discharge Of Indenture

       SECTION 8.01.    Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash or Common Stock sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

       SECTION 8.02.    Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

ARTICLE IX

Amendments

       SECTION 9.01.    Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Securityholder, so long as such changes, other than those in clause (ii), do not materially and adversely affect the interests of the Securityholder:

(i)  to cure any ambiguity, omission, defect or inconsistency;

(ii) to make any modifications or amendments that do not, in the good faith opinion of the Company's Board of Directors and the Trustee, adversely affect the interests of the holders of the Securities in any material respect;

(iii) to provide for the assumption of the Company's obligations under this Indenture by a successor upon any merger, consolidation, share exchange or asset transfer as permitted by and in compliance with Article V or Section 10.15;

(iv) to provide any security for or guarantees of the Securities;

(v)  to add Events of Default with respect to the Securities; or

(vi) to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred upon the Company by this Indenture;

(vii) to make any change necessary for the registration of the Securities under the Securities Act or to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, provided that such modification or amendment does not, in the good faith opinion of the Company and the Trustee, adversely affect the interests of the holders of the Securities in any material respect;

(viii) to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for bearer Securities; or

(ix) if the Option Exercise Date has occurred, to reflect the conversion of the Securities from zero coupon Securities to cash pay Securities.

       SECTION 9.02.    With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, the Company and the Trustee may amend or supplement this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

(i)  reduce the rate or accrual of Original Issue Discount or cash interest referred to in paragraph 1 of the Securities or change the time for payment of cash interest thereon;

(ii) reduce the Principal Amount at Maturity, the Restated Principal Amount or the Accreted Value of or extend the Stated Maturity of any Security;

(iii) reduce the Redemption Price, Purchase Price or Change in Control Purchase Price of any Security or change the time at which the Securities may be redeemed or repurchased;

(iv) change the city of any place of payment or make any payments on the Securities payable in currency other than as stated in the Security;

(v)  make any change in the percentage of principal amount of Securities necessary to waive compliance with the provisions of Section 6.04 or this Section 9.02, except to increase any percentage set forth therein;

(vi) make any change that adversely affects the right to convert any Security in accordance with the terms thereof and this Indenture, except as otherwise permitted in accordance with Section10.15;

(vii) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture, except as otherwise permitted in accordance with Article V;

(viii) impair a Holder's right to institute suit for the enforcement of any payment on the Securities;

(ix) waive a continuing default or Event of Default regarding any payment on the Securities; or

(x)  make any change in the Company's obligation to provide Rule 144A Information in accordance with Section 4.06.

       It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

       After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

       SECTION 9.03.    Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

       SECTION 9.04.    Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

       SECTION 9.05.    Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

       SECTION 9.06.    Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article IX if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

       SECTION 9.07.    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X

Conversions

       SECTION 10.01    Conversion Privilege. A Holder of a Security may convert such Security into Common Stock at any time during the period stated in Paragraph 8 of the Securities. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount at Maturity thereof (the "Conversion Rate") shall be that set forth in Paragraph 8 of the Securities, subject to adjustment as herein set forth. The Company shall notify the Trustee of the date on which the Securities first become convertible, which certificate shall set forth the calculations on which such determination was made. Unless and until the Trustee receives such certificate, the Trustee may assume without inquiry that the Securities are not convertible.

       A Holder may convert a portion of the Principal Amount at Maturity of a Security if the portion converted is in a $1,000 Principal Amount at Maturity or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

       "Average Sale Price" means the average of the Sale Prices of the Common Stock for the shorter of

(i)  30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or

(ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days), or

(iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 10.06(iv), 10.07 or 10.08 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

       In the event that the Ex-Dividend Time (as defined below) (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 10.06(i), (ii), (iii) or (iv) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

       "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 10.07 or 10.8 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the NYSE or such other U.S. national or regional exchange or market on which the Common Stock are then listed or quoted.

       SECTION 10.02.    Conversion Procedure. To convert a Security a Holder must satisfy the requirements in Paragraph 8 of the Securities. The first Business Day on which the Holder satisfies all those requirements and submits such Holder's Securities for conversion is the conversion date (the "Conversion Date").

       As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate in global form for the number of full Common Stock issuable upon the conversion or exchange and cash in lieu of any fractional share determined pursuant to Section 10.03. The person in whose name the certificate is registered shall be treated as a shareholder of record as of the close of business on the Conversion Date. Upon conversion of a Security in its entirety, such person shall no longer be a Holder of such Security.

       No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article X. On conversion of a Security, that portion of accrued and unpaid cash interest, if any, through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) for the Security being converted pursuant to the provisions hereof; and the fair market value of such Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid cash interest, if any, through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued for the Accreted Value or Restated Principal Amount of the Security being converted pursuant to the provisions hereof. The Company will not adjust the conversion ratio to account for accrued cash interest, if any. If the Holder converts more than one Security at the same time, the number of Common Stock issuable upon the conversion shall be based on the total Accreted Value of the Securities converted.

       If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

       Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

       SECTION 10.03.    Fractional Shares. The Company will not issue fractional Common Stock upon conversion of a Security. Instead, the Company will pay cash based on the current Sale Price for all fractional shares. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price of a full share by the fractional amount and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security converted, the number of shares of Common Stock shall be based on the Accreted Value of Securities to be purchased.

       SECTION 10.04.    Taxes on Conversion. If a Holder submits a Security for conversion, the Company shall pay all stamp and all other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

       SECTION 10.05.    Company to Provide Stock. The Company shall, prior to issuance of any Securities under this Article X, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

       All Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, except as set forth in Wis. Stat. §180.0622(2)(b), and shall be free from preemptive rights and free of any lien or adverse claim. The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock are then listed or quoted.

       SECTION 10.06.    Adjustment for Change in Capital Stock. If, after the Issue Date of the Securities, the Company, or in the case of (iv) below, any Subsidiary of the Company:

(i)  pays a dividend or makes another distribution to all holders of the Company's Common Stock payable exclusively in Common Stock on the Company's Common Stock;

(ii) subdivides the outstanding Common Stock into a greater number of shares;

(iii) combines the outstanding Common Stock into a smaller number of shares; or

(iv) pays a dividend or makes another distribution to all holders of the Company's Common Stock consisting of the Company's debt, securities or assets or certain rights to purchase the Company's securities (other than Common Stock or rights, warrants or options referred to in Section 10.07 and dividends on other distributions paid exclusively in cash), then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action; provided, however, that no adjustment shall be made pursuant to clause (iv) if all the Holders of the Securities may participate.

       The adjustment shall become effective immediately after the record date in the case of a dividend, distribution or subdivision and immediately after the effective date in the case of a combination or reclassification.

       If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article X with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article X.

       SECTION 10.07.    Adjustment for Rights Issue. If after the Issue Date of the Securities, the Company distributes any rights or warrants to all holders of the Company's Common Stock entitling them to purchase, for a period expiring within 60 days, Common Stock at a price per share less than the then current Sale Price as of the Time of Determination (except that no adjustment will be made if Holders of the Securities may participate in the distribution on a basis and with the notice that the Company's Board of Directors determines to be fair and appropriate), the Conversion Rate shall be adjusted in accordance with the formula:

R' = R x	(O + N) (O + (N x P)/M)
where:
R' = the adjusted Conversion Rate.
R = the current Conversion Rate.
O = the number of Common Stock outstanding on the record date for the distribution to which this Section 10.07 is being applied.
N = the number of additional Common Stock offered pursuant to the distribution.
P = the offering price per share of the additional shares.

M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 10.06(iv) applies or (ii) a distribution to which Section 10.08 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 10.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.07 applies, the fair market value (on the record date for the distribution to which this Section 10.07 applies) of the (1) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.06(iv) distribution and (2) the Company's debt, securities or assets or certain rights, warrants or options to purchase securities of the Company distributed in respect of each share of common stock in such Section 10.08 distribution.

       The Board of Directors shall determine fair market values for the purposes of this Section 10.07, except as Section 10.08 otherwise provides in the case of a spin-off.

       The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 10.07 applies. If all of the Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of Common Stock issued upon the exercise of such rights, warrants or options.

       No adjustment shall be made under this Section 10.07 if the application of the formula stated above in this Section 10.07 would result in a value of R' that is equal to or less than the value of R.

       SECTION 10.08.    Adjustment for Other Distributions. If, after the Issue Date of the Securities, the Company distributes to all holders of its Common Stock any of its debt, securities or assets or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 10.06 and distributions of rights, warrants or options referred to in Section 10.07 and (y) cash dividends or other cash distributions unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 10.08, in accordance with the formula:

R' = R x M (M-F)
where:
R' = the adjusted Conversion Rate.
R = the current Conversion Rate.

M = the Average Sale Price, minus, in the case of a distribution to which Section 10.06(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 10.08 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.08 applies, the fair market value (on the record date for the distribution to which this Section 10.08 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.06(4) distribution.

F = the fair market value (on the record date for the distribution to which this Section 10.08 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 10.08 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

       In the event the Company distributes shares of Capital Stock of a Subsidiary, the Conversion Rate will be adjusted, if at all, based on the market value of the Subsidiary stock so distributed relative to the market value of the Common Stock, as discussed below. The Board of Directors shall determine fair market values for the purposes of this Section 10.08, except that in respect of a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company (a "Spin-off"), the fair market value of the securities to be distributed shall equal the average of the daily Sale Prices of those securities for the five consecutive trading days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-off. In the event, however, that an underwritten initial public offering of the securities in the Spin-off occurs simultaneously with the Spin-off, fair market value of the securities distributed in the Spin-off shall mean the initial public offering price of such securities and the Average Sale Price shall mean the Sale Price for the Common Stock on the same trading day.

       The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 10.08 applies, except that an adjustment related to a Spin-off shall become effective at the earlier to occur of (i) 10 trading days after the effective date of the Spin-off and (ii) the initial public offering of the securities distributed in the Spin-off.

       For purposes of this Section 10.08, the term "Extraordinary Cash Dividend" shall mean the sum of (i) any cash and the fair market value of any other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for Common Stock consummated within the preceding 12 months not triggering a Conversion Rate adjustment and (ii) all other all-cash distributions to all or substantially all holders of Common Stock made within the preceding 12 months not triggering a Conversion Rate adjustment, exceeds an amount equal to 10.0% of the market capitalization of the Common Stock on the Business Day immediately preceding the day on which the Company declares the distribution.

       If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all other cash dividends or cash distributions gives rise to an adjustment of the Conversion Rate pursuant to Section 10.06, then such cash dividend together with all such other cash dividends or cash distributions shall, for purposes of applying the formula set forth above in this Section 10.08, cause the value of "F" to equal (y) the aggregate amount of such cash dividend together with the amounts of such other cash dividends or cash distributions, minus (z) the aggregate amount of all cash dividends or cash distributions for which a prior adjustment in the Conversion Rate was previously made.

       In the event that, with respect to any distribution to which this Section 10.08 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this Section 10.08 shall not be made and in lieu thereof the provisions of Section 10.15 shall apply to such distribution.

       SECTION 10.09.    Adjustment for Company Tender Offer. If, after the Issue Date of the Securities, the Company or any Subsidiary of the Company pays holders of the Common Stock in respect of a tender or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for Common Stock to the extent that the offer involves aggregate consideration that, together with (i) any cash and the fair market value of any other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for shares of Common Stock consummated within the preceding 12 months not triggering a Conversion Rate adjustment and (ii) all-cash distributions to all or substantially all holders of Common Stock made within the preceding 12 months not triggering a Conversion Rate adjustment in each case, exceeds an amount equal to 10.0% of the market capitalization of the Common Stock on the expiration date of the tender offer, the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate increase contemplated by this Section 10.09 by a fraction of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the last time tenders of exchanges may be made pursuant to such tender or exchange offer (the "Expiration Time") multiplied by the current Sale Price per share of Common Stock on the trading day on the NYSE next succeeding the Expiration Time and the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock (less any Purchased Shares) at the Expiration Time and the current Sale Price per share of Common Stock on the trading day on the NYSE next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time.

       SECTION 10.10.    When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

       All calculations under this Article X shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

       SECTION 10.11.    When No Adjustment Required. No adjustment need be made as a result of: (i) the issuance of the rights; (ii) the distribution of separate certificates representing the rights; (iii) the exercise or redemption of the rights in accordance with any rights agreement; or (iv) the termination or invalidation of the rights, in each case, pursuant to the Company's existing stockholders rights plan, as amended, modified, or supplemented from time to time or any newly adopted stockholders rights plans:

(i)  upon the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan;

(ii) upon the issuance of any Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries; or

(iii) upon the issuance of any Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued.

       No adjustment need be made for a transaction referred to in Sections 10.7 or 10.8 if Holders of the Securities may participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. No adjustment need be made for a transaction referred to in Section 10.8 if all Holders of the Securities may participate in the transaction.

       No adjustment need be made for a change in the par value or no par value of the Common Stock.

       To the extent the Securities become convertible pursuant to this Article X in whole or in part into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

       SECTION 10.12.    Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

       SECTION 10.13.    Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount at any time for at least 20 days, so long as the Company's Board of Directors determines that the increase would be in the Company's best interest and the increase is irrevocable during such period. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect. A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 10.06, 10.07 or 10.08.

       SECTION 10.14.    Notice of Certain Transactions. If:

(i)  the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.06, 10.07, 10.08 or 10.09 (unless no adjustment is to occur pursuant to Section 10.11); or

(ii) the Company takes any action that would require a supplemental indenture pursuant to Section 10.16; or

(iii) there is a liquidation or dissolution of the Company;

then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend, distribution or subdivision or the proposed effective date of a combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

       SECTION 10.15.    Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Section 5.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

       The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non- electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article X. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

       If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 10.08, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 10.08, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

       SECTION 10.16.    Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 10.03, 10.06, 10.07, 10.08, 10.09, 10.10, 10.11, 10.15 or 10.17 is conclusive, absent manifest error.

       SECTION 10.17.    Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.15 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article X. Each Conversion Agent shall have the same protection under this Section 10.17 as the Trustee.

       SECTION 10.18.    Simultaneous Adjustments. In the event that this Article X requires adjustments to the Conversion Rate under more than one of Sections 10.06(iv), 10.07 or 10.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.06, second, the provisions of Section 10.08 and, third, the provisions of Section 10.07.

       SECTION 10.19.    Successive Adjustments. After an adjustment to the Conversion Rate under this Article X, any subsequent event requiring an adjustment under this Article X shall cause an adjustment to the Conversion Rate as so adjusted.

ARTICLE XI

SPECIAL TAX EVENT CONVERSION

       SECTION 11.01.    Optional Conversion to Semi-annual Cash Pay Note Upon Tax Event. (a)  From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises its option set forth in this Section 11.01 (the "Option Exercise Date"), at the option of the Company, cash interest in lieu of future Original Issue Discount shall accrue at the rate of 3.0% per annum on a restated principal amount per $1,000 original Principal Amount at Maturity (the "Restated Principal Amount") equal to the Accreted Value on the Option Exercise Date and shall be payable semi-annually on February 17 and August 17 of each year (each an "Interest Payment Date") to holders of record at the close of business on February 1 and August 1 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which cash interest has been paid or, if no cash interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall deliver a written notice of such Tax Event by facsimile and first-class mail to the Trustee and within 15 days of their exercise of such option the Company shall deliver a written notice of the Option Exercise Date by facsimile and first-class mail to the Trustee and by first class mail to the Holders of the Securities.

       (b)  From and after the Option Exercise Date, (i) the Company shall be obligated to pay at maturity or upon a Redemption Date, Purchase Date or Change in Control Purchase Date, in lieu of the Principal Amount at Maturity of a Security, the Restated Principal Amount thereof plus accrued and unpaid cash interest to such Redemption Date, Purchase Date or Change in Control Purchase Date, (ii) "Accreted Value," "Issue Price and accrued Original Issue Discount," "Issue Price plus Original Issue Discount" or similar words, as used herein, shall mean Restated Principal Amount plus accrued and unpaid cash interest to the applicable date with respect to any Security and (iii) all references to "$1,000 Principal Amount at Maturity" or "multiples of $1,000" shall mean an amount of Securities equal to the Restated Principal Amount or integral multiples thereof. Securities authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the Securities to semi-annual cash pay notes.

ARTICLE XII

MISCELLANEOUS

       SECTION 12.01.    Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

       SECTION 12.02.    Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:
Manpower Inc. 5301 N. Ironwood Road Milwaukee, Wisconsin 53217 Facsimile No. 414-906-7875 Telephone No. 414-961-1000 Attention: George P. Herrmann

with a copy to:
Godfrey & Kahn, S.C. 780 North Water Street Milwaukee, Wisconsin 53202 Facsimile No. 414-273-5198 Telephone No. 414-273-3500 Attention: Larry D. Lieberman

if to the Trustee:
Citibank, N.A. 111 Wall Street, 14th Floor New York, New York 10005 Telephone No. 212-657-6342 Facsimile No. 212-657-3862 Attention: Citibank Agency & Trust

       The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

       Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be deemed sufficiently given if so mailed within the time prescribed.

       Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

       If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

       SECTION 12.03.    Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

       SECTION 12.04.    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i)  an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) if required by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (to the extent of legal conclusions) have been complied with.

       SECTION 12.05.    Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(i)  a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

(iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement that, in the opinion of such person, such covenant or condition has been complied with.

       SECTION 12.06.    Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       SECTION 12.07.    Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent, the Paying Agent and the Reset Rate Agent may make reasonable rules for their functions.

       SECTION 12.08.    Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

       SECTION 12.09.    GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

       SECTION 12.10.    No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

       SECTION 12.11.    Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

       SECTION 12.12.    Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

ARTICLE XIII

Securityholders' Meetings

       SECTION 13.01. Purposes for Which Meetings May Be Called. A meeting of holders of Securities of any or all series may be called at any time and from time to time pursuant to the provisions of this Article XIII for any of the following purposes:

(i)  To give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by holders of Securities pursuant to any of the provisions of Article VI;

(ii) To remove the Trustee and appoint a successor Trustee pursuant to the provisions of Article VII;

(iii) To consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

(iv)  To take any other action authorized to be taken by or on behalf of the holders of any specified Principal Amount at Maturity of the Securities under any other provision of this Indenture or under applicable law.

       SECTION 13.02.  Manner of Calling Meetings. The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 13.01, to be held at such time and at such place in the Borough of Manhattan, State of New York, as the Trustee shall determine. Notice of every meeting of Securityholders setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting shall be mailed not less than 15 nor more than 90 days prior to the date fixed for the meeting.

       SECTION 13.03.  Call of Meeting By Company or Securityholders. In case at any time the Company, pursuant to a Board Resolution, or the holders of not less than 10 percent in Principal Amount at Maturity of the Securities then outstanding, shall have requested the Trustee to call a meeting of holders of Securities to take any action authorized in Section 13.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 20 days after receipt of such request, then the Company or such holders of Securities in the amount above specified may determine the time and place in the Borough of Manhattan, State of New York, for such meeting and may call such meeting to take any action authorized in Section 13.01, by mailing notice thereof as provided in Section 13.02.

       SECTION 13.04.  Who May Attend and Vote At Meetings. To be entitled to vote at any meeting of Securityholders a person shall (a) be a holder of one or more Securities with respect to which the meeting is being held or (b) be a person appointed by an instrument in writing as proxy by such holder of one or more Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

       SECTION 13.05.  Regulations May Be Made by Trustee. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.05; provided, however, that such regulations may provide that written instruments appointing proxies regular on their face may be presumed valid and genuine without the proof hereinabove or in said Section 1.05 specified.

       The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 13.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

       Subject to the provisions of Section 2.08, at any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 Principal Amount at Maturity of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the permanent chairman of the meeting to be not outstanding. Neither a temporary nor a permanent chairman of the meeting shall have a right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 13.02 or 13.03 may be adjourned from time to time, and the meeting may be held so adjourned without further notice.

       At any meeting of Securityholders, the presence of persons holding or representing Securities in aggregate Principal Amount at Maturity sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the person or persons holding or representing a majority in Principal Amount at Maturity of the Securities represented at the meeting may adjourn such meeting with the same effect for all intents and purposes, as though a quorum had been present.

       SECTION 13.06.  Exercise of Rights of Trustee and Securityholders Not To Be Hindered or Delayed. Nothing contained in this Article XIII shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.

IN WITNESS WHEREOF, MANPOWER INC. has caused this Indenture to be duly executed as of the date first above written.

/s/ Jeffrey A. Joerres Name: Jeffrey A. Joerres Title: Chairman, President and Chief Executive Officer
/s/ Michael J. Van Handel Name: Michael M. Van Handel Title: Senior Vice President, Chief Financial Officer and Secretary

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the date first above written.

CITIBANK, N.A.,
By: /s/ Peter Pavlyshin Name: Peter Pavlyshin Title: Assistant Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

       FOR PURPOSES OF SECTIONS 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $551.26 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $448.74, IN EACH CASE PER $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY. THE ISSUE DATE OF THIS SECURITY IS AUGUST 17, 2001. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 3.0% PER ANNUM.

       [GLOBAL SECURITY LEGEND - INCLUDE IF SECURITY IS A GLOBAL SECURITY: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

       TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE II OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

       [RESTRICTED SECURITY LEGEND - INCLUDE IF SECURITY IS A RESTRICTED SECURITY: THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASH, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

       THE HOLDERS OF THE SECURITIES ARE ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT, DATED AS OF AUGUST 17, 2001, BETWEEN THE COMPANY AND GOLDMAN, SACHS & CO. AND SALOMON SMITH BARNEY INC., INCLUDING THE RECEIPT OF LIQUIDATED DAMAGES UPON A REGISTRATION DEFAULT (AS DEFINED IN SUCH AGREEMENT).]

MANPOWER INC.

Zero Coupon Convertible Debentures due 2021

No.	Principal Amount at Maturity: ** $**
Issue Date: August 17, 2001 Issue Price: $551.26 (for each $1,000 Principal Amount at Maturity)	CUSIP: 56418H AB 6 Original Issue Discount: $448.74 (for each $1,000 principal amount at maturity)

       MANPOWER INC, a Wisconsin corporation, promises to pay to __________ or registered assigns, the Principal Amount at Maturity set forth above [include if Global Security: (which amount may from time to time be increased or decreased by adjustments made on Schedule A hereto by or on behalf of the Depositary in accordance with the Applicable Procedures)] on August 17, 2021.

       This Security shall not bear interest except as specified on the other side of this Security. This Security shall accrue Original Issue Discount as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

       Additional provisions of this Security are set forth on the other side of this Security.

Dated:	MANPOWER INC.
By: Name: Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

CITIBANK, N.A.,
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.

By:
          Authorized Signatory

Dated:

[FORM OF REVERSE OF GLOBAL SECURITY]

MANPOWER INC.

Zero Coupon Convertible Debentures due 2021

1. Interest.

       Except as provided below, this Security shall not bear periodic interest.

       Original Issue Discount. This Security shall accrue Original Issue Discount at a rate of 3.0% per annum, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Security. For purposes of determining the amount of accrued Original Issue Discount and the Accreted Value of a Security between each semi-annual anniversary of the Issue Date, Original Issue Discount shall be calculated on a daily basis (assuming a 360-day year composed of twelve 30 day months) from the immediately preceding semi-annual anniversary of the Issue Date.

       Optional Payment of Cash Interest Following Tax Event. From and after (1) the date (the "Tax Event Date") of the occurrence of a Tax Event and (2) the date the Company exercises such option (the "Option Exercise Date"), at the option of the Company, cash interest in lieu of future Original Issue Discount shall accrue at the rate of 3.0% per annum on a principal amount per Security (the "Restated Principal Amount") equal to the Accreted Value on the Option Exercise Date and shall be payable semi-annually on February 17 and August 17 of each year (or if such February 17 or August 17 is not a Business Day, on the next Business Day immediately succeeding such February 17 or August 17) (each an "Interest Payment Date") to holders of record at the close of business on February 1 or August 1 (or if such February 1 or August 1 is not a Business Day, on the next Business Day immediately succeeding such February 1 or August 1) (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

       (b) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be made by dollar check mailed to the Holder at that person's address as it appears in the security register, or, upon written application by the Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer of same-day funds to a dollar account maintained by the Holder with a bank in New York City; provided, however, that wire transfers to dollar accounts will be made only if (i) such Holder shall have furnished to the Registrar and the Paying Agent all required wire payment instructions no later than the related Regular Record Date and (ii) such Holder holds an aggregate Principal Amount at Maturity of Securities in excess of $2,000,000.

       Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 4.01(b) of the Indenture.

       Cash interest on Securities converted after a Regular Record Date but prior to the corresponding Interest Payment Date will be paid to the Holder of the Securities on the Regular Record Date but, upon conversion, the Holder must pay the Company the interest which has accrued and will be paid on such Interest Payment Date. No such payment need be made with respect to Securities which will be redeemed after a Regular Record Date and prior to the corresponding Interest Payment Date (or if such Interest Payment Date is not a Business Day, the next succeeding day that is a Business Day).

       If the Purchase Price, Redemption Price, Change in Control Purchase Price, Principal Amount at Maturity or Restated Principal Amount, as applicable, of a Security or any portion of such Purchase Price, Redemption Price, Change in Control Purchase Price, Principal Amount at Maturity or Restated Principal Amount, as applicable, is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Paragraph 5 hereof, upon the date set for payment of the Purchase Price or the Change in Control Purchase Price pursuant to Paragraph 7 hereof, or upon the Stated Maturity of this Security), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 3.0% per annum, compounded semi-annually, which interest shall accrue from the date of such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable in cash on demand and shall be based on a 360-day year comprised of twelve 30-day months.

       "Accreted Conversion Price" means, as of any date, the Accreted Value of this Security divided by the number of shares of Common Stock issuable upon conversion of this Security on that day.

       "Accreted Value" means, as of any date, the sum of the Issue Price of the Securities and the accrued and unpaid Original Issue Discount as of such date calculated at a rate of 3.0% per annum, on a semi-annual bond equivalent basis using a 360 day year composed of twelve 30-day months; provided, however, that following the Option Exercise Date, if any, Accreted Value shall mean the Restated Principal Amount plus accrued and unpaid cash interest, if any, to such date.

2. Method of Payment.

       Subject to the terms and conditions of the Indenture, the Company will make payments in cash at Stated Maturity and on any Redemption Date and payments in cash, Common Stock or a combination thereof, as the case may be, in respect of Purchase Prices and Change in Control Purchase Prices to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by wire transfers of immediately available funds or, at the Company's option, by check payable in such money.

3. Paying Agent, Conversion Agent and Registrar.

       Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4. Indenture.

       The Company issued the Securities under an Indenture dated as of August 17, 2001 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

       The Securities are general unsecured obligations of the Company limited to $435,367,000 aggregate Principal Amount at Maturity (subject to increase pursuant to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5. Redemption at the Option of the Company.

       No sinking fund is provided for the Securities. Subject to the terms and conditions of the Indenture, the Securities are redeemable at the option of the Company in whole or in part, at any time or from time to time on, or after August 17, 2004 at the cash redemption price set forth below (the "Redemption Price") plus accrued Original Issue Discount from the immediately preceding August 17 to the Redemption Date, if redeemed during the 12-month period commencing August 17 of each of the years indicated below; provided, however, that if the Option Exercise Date has occurred, the Redemption Price shall be equal to the Restated Principal Amount plus accrued and unpaid cash interest to the date of redemption:

Redemption Date	(1) Debenture Issue Price	(2) Accrued Original Issue Discount at 3.0%	(3) Redemption Price (1) + (2)

August 17, 2004	$551.26	$51.51	$602.77
August 17, 2005	551.26	69.73	620.99
August 17, 2006	551.26	88.50	639.76
August 17, 2007	551.26	107.84	659.10
August 17, 2008	551.26	127.76	679.02
August 17, 2009	551.26	148.28	699.54
August 17, 2010	551.26	169.43	720.69
August 17, 2011	551.26	191.21	742.47
August 17, 2012	551.26	213.65	764.91
August 17, 2013	551.26	236.77	788.03
August 17, 2014	551.26	260.59	811.85
August 17, 2015	551.26	285.13	836.39
August 17, 2016	551.26	310.41	861.67
August 17, 2017	551.26	336.45	887.71
August 17, 2018	551.26	363.28	914.54
August 17, 2019	551.26	390.92	942.18
August 17, 2020	551.26	419.40	970.66
At stated maturity	551.26	448.74	1,000.00

6. Notice of Redemption.

       Notice of redemption pursuant to Paragraph 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date Original Interest Discount ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

7. Purchase By the Company at the Option of the Holder.

       (a) Put Right. Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on August 17, 2002, August 17, 2004, August 17, 2006, August 17, 2011 and August 17, 2016 or the next Business Day following such dates to the extent such dates are not Business Days (each, a "Purchase Date") in integral multiples of $1,000 at the applicable purchase price set forth below (the "Purchase Price"); provided, however, that if the Option Exercise Date has occurred, the Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest to the date of purchase. To exercise such right, a Holder shall deliver to the Company a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the last day prior to such Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

Purchase Date	Purchase Price

August 17, 2002	$567.92
August 17, 2004	602.77
August 17, 2006	639.76
August 17, 2011	742.47
August 17, 2016	861.67

       The Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of Common Stock, or in any combination thereof, in accordance with, and subject to the conditions set forth in, the Indenture.

       (b)  Change in Control. Subject to the terms and conditions of the Indenture, following a Change in Control (as defined in Section 3.08 of the Indenture), the Company shall become obligated to purchase on the Change in Control Purchase Date at the Change in Control Purchase Price, at the option of the Holder, all or any portion of the Securities held by such Holder pursuant to an offer to purchase the Securities made in compliance with Section 3.08 of the Indenture. The "Change in Control Purchase Price" shall equal the Accreted Value of the Securities on the Change in Control Purchase Date; provided, however, that if the Option Exercise Date has occurred, the Change in Control Purchase Price shall equal the Restated Principal Amount plus accrued and unpaid cash interest to the Change in Control Purchase Date. The "Change in Control Purchase Date" shall be the 30th Business Day after the Change in Control. The Change in Control Purchase Price may be paid, at the option of the Company, in cash or, or by the issuance and delivery of Common Stock (valued at 95% of the average closing Sale Prices of the Common Stock for the five trading days immediately preceding the third trading day prior to the Change in Control Purchase Date), or in any combination thereof, in accordance with, and subject to the terms and conditions set forth in, the Indenture.

       (c)  Holders have the right to withdraw any Purchase Notice delivered pursuant to Paragraph 7(a) above or Change in Control Purchase Notice delivered pursuant to Paragraph 7(b), as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

       If cash (and/or Common Stock if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, Original Issue Discount (or if the Option Exercise Date has occurred, cash interest) shall cease to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Change in Control Purchase Price upon surrender of such Securities.

8. Conversion.

       (a)  The initial Conversion Rate is 13.9559 shares of Common Stock per $1,000 Principal Amount at Maturity of Securities, subject to adjustment in certain events described in the Indenture. A Holder that surrenders Securities for conversion will receive cash in lieu of any fractional share of Common Stock based on the closing price of the Common Stock on the trading day immediately prior to the conversion date.

       (b)  Holders may surrender Securities for conversion into shares of Common Stock if the Sale Price of the Common Stock for at least 20 trading days in the 30 trading day period ending on the first day of such Conversion Period is more than 110% of the Accreted Conversion Price as determined by the Conversion Agent on the first day of the Conversion Period.

       The "Sale Price" of the Common Stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported on the NYSE or, if the Common Stock is not listed on the NYSE, then on the principal other national or regional securities exchange on which the Common Stock then is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded. In the absence of such quotations, the Company will be entitled to determine the Sale Price on the basis of such quotations as the Company considers appropriate.

       A "Conversion Period" will be the period from and including the thirtieth trading day in a fiscal quarter to but not including the thirtieth trading day in the immediately following fiscal quarter.

       (c)  A Holder may also surrender for conversion into shares of Common Stock a Security or portion of a Security which has been called for redemption pursuant to Paragraph 5 hereof, and such Securities may be surrendered for conversion until the close of business on the Business Day prior to the Redemption Date. A Security in respect of which a Holder has delivered a Purchase Notice or a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

       (d)  (i)  Holders may also surrender Securities for conversion into shares of Common Stock during the five Business Day period beginning 10 Business Days following any consecutive 10 trading-day period in which the average of the Trading Prices for a Security was less than 95% of the average Parity Value (as defined below) for that period.

       The "Trading Price" of the Securities on any date of determination means the average of the secondary market bid quotations per Security obtained by the Calculation Agent for $5,000,000 Principal Amount at Maturity of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided, however, that if at least three such bids cannot reasonably be obtained by the Calculation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Calculation Agent, this one bid shall be used. If the Calculation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of maturity of the Securities from a nationally recognized securities dealer or in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the trading price of the Securities will equal (a) the then-applicable conversion rate of the Securities multiplied by (b) the closing price on the NYSE of the Common Stock on such determination date.

       The "Parity Value" of the Securities on any date of determination means the product of (x) the Sale Price of the Common Stock on such date and (y) the number of shares of Common Stock including fractional shares into which such Securities are convertible on such date.

       (ii) If on the date of conversion pursuant to this clause (d) the Sale Price of the Common Stock on the immediately preceding Business Day was greater than 100% of the Accreted Conversion Price on such immediately preceding Business Day but equal to or less than 110% of the Accreted Conversion Price on such immediately preceding Business Day, then the Holders will receive, in lieu of Common Stock based on the Conversion Rate, cash or Common Stock, or a combination of both cash and Common Stock, with a value equal to the then Accreted Value of the Securities on the Conversion Date (an "Accreted Value Conversion"). If there is an Accreted Value Conversion, the Common Stock will be valued at 100% of the average Sales Price for the five trading days ending on the third day prior to the date of conversion. If the Company elects to pay all or a portion of the Accreted Value upon an Accreted Value Conversion in Common Stock, the Company will notify holders of such election (including the percentages of cash and Common Stock to be delivered upon conversion, which percentages may not be changed by the Company after the date of any such notice) not less than five Business Days prior to the beginning of the five day period in which Holders can convert their Securities pursuant to an Accreted Value Conversion.

       (e)  In the event that the Company declares (i) a dividend or distribution described in Section 10.07 of the Indenture, or (ii) a dividend or a distribution described in Section 10.08 of the Indenture where the fair market value of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 10.0% of the Sale Price of the Common Stock as of the Business Day prior to the date of declaration for such distribution, the Securities may be surrendered for conversion into shares of Common Stock beginning on the date the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such dividend or distribution and Securities may be surrendered for conversion into shares of Common Stock at any time thereafter until the close of business on the Business Day immediately prior to the Ex-Dividend Time or until the Company announces that such distribution will not take place.

       (f)  A Holder may also surrender for conversion into shares of Common Stock a Security or portion of a Security during such period, if any, as the credit rating assigned to the Securities by S&P or Moody's is below BBB- or Baa3, respectively. The Securities do not become convertible if (i) the credit rating assigned to the Securities by either S&P or Moody's is suspended or withdrawn or (ii) either S&P or Moody's is no longer rating the Securities.

       (g)  In the event the Company is a party to a consolidation, merger or binding share exchange, as set forth in Section 5.01 of the Indenture, pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 10.15 of the Indenture, the Securities may be surrendered for conversion into shares of Common Stock at any time from and after the date which is 15 days prior to the date the Company announces as the anticipated effective time of such transaction until 15 days after the actual date of such transaction.

       (h)  To surrender a Security for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice in the form attached to the Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

       (i)  A Holder may convert a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. Except as provided in clause (i) of this Paragraph 8, on conversion of a Security, the Holder will not receive any cash payment representing accrued interest with respect to the converted Securities. Instead, upon conversion the Company will deliver to the Holder a fixed number of shares of Common Stock and any cash payment to account for fractional shares. Accrued Original Issue Discount will be deemed paid in full rather than canceled, extinguished or forfeited. The Company will not adjust the Conversion Rate to account for accrued Original Issue Discount.

       (j)  The Conversion Rate will be adjusted as provided in Article X of the Indenture. Under the circumstances set forth in the Indenture, the Company may increase the Conversion Rate for at least 20 days, so long as the increase is irrevocable during such period.

       (k)  If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets as set forth in Section 5.01 of the Indenture, or upon certain distributions described in Section 10.08 of the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into the kind and amount of securities, cash or other assets that Holder would have received if it had converted immediately prior to such transaction.

9. Denominations; Transfer; Exchange.

       The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

10. Persons Deemed Owners.

       The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11. Unclaimed Money or Securities.

       The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12. Trustee Dealings with the Company.

       Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13. Calculations in Respect of Securities.

       The Company will be responsible for making all calculations called for under the Securities. These calculations include, but not limited to, determinations of the market prices of the Securities and the Common Stock, any accrued interest payable on the Securities, the Accreted Value of the Securities and the Accreted Conversion Price of the Securities. The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Securities. The Company will provide to the Trustee a schedule of its calculations, and the Trustee is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any Holder of the Securities upon the request of such Holder.

14. No Recourse Against Others.

       A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15. Authentication.

       This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

16. Abbreviations.

       Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

17. GOVERNING LAW.

       THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

       The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

MANPOWER INC. 5301 N. Ironwood Road Milwaukee, Wisconsin 53217 Attn: Secretary

ASSIGNMENT FORM	CONVERSION NOTICE
To assign this Security, fill in the form below:	To convert this Security into shares of Common Stock of the Company, check the box [ ]

I or we assign and transfer this
Security to

(Insert assignee's soc. sec. or tax ID
no.)

(Print or type assignee's name,
address and zip code) and
irrevocably appoint
agent to transfer this Security on the
books of the Company. The agent
may substitute another to act for him.

To convert only part of this Security,
state the Principal Amount at
Maturity to be converted (which must
be $1,000 or an integral multiple of
$1,000): If you want the stock
certificate made out in another
person's name fill in the form below:

(Insert the other person's soc. sec.
tax ID no.)

(Print or type other person's name,
address and zip code)

Date:               Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
          Authorized Signatory

[INCLUDE IF GLOBAL SECURITY]

SCHEDULE A - INCREASES AND DECREASES OF GLOBAL SECURITY

Initial Principal Amount at Maturity of Global Security:               ($                 ).

Date	Amount of Increase in Principal Amount at Maturity of Global Security	Amount of Decrease in Principal Amount at Maturity of Global Security	Principal Amount at Maturity of Global Security After Increase or Decrease	Notation by Registrar or Security Custodian

EXHIBIT B

Zero Coupon Convertible Debentures due 2021

Transfer Certificate

       In connection with any transfer of any of the Securities that are "restricted" securities under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned registered owner of this Security hereby certifies with respect to $____________ Principal Amount at Maturity of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the Securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

       [  ]    A transfer of the Surrendered Securities is made to the Company or any of its subsidiaries; or

       [  ]    The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

       [  ]    The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act, or

       [  ]    The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

       and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

       [  ]    The transferee is an Affiliate of the Company.

DATE:	Signature(s)

                        (If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program
By: Authorized Signatory